UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 4, 2014
PRIMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Between July 4, 2014 and July 7, 2014, Primerica Life Insurance Company of Canada, a wholly owned subsidiary of Primerica, Inc. ("we", "us", or “Primerica”), issued Applications in the Ontario Superior Court of Justice naming as the Respondents the Financial Services Commission of Ontario and the government of Ontario. The Applications relate to a Memorandum of Understanding and related agreements entered into by the insurance regulators of the Canadian provinces and territories to implement a new life insurance licensing examination program across Canada in early 2016.
Primerica issued the Applications to preserve its rights. The Applications by Primerica are for declaratory relief and, in particular, a declaration that the Memorandum of Understanding and related agreements among the insurance regulators are null and void and of no force or effect. The Applications do not seek monetary damages.
Primerica is supportive of reasonable and fair changes to Canada’s licensing program. However, we believe the new licensing approach will create unnecessary barriers to becoming life-insurance licensed in Canada and will negatively affect access to life insurance products by middle income Canadians. The new testing program was developed by the regulators outside of normal processes and we believe without proper authority. We are hopeful that the regulators will consider our concerns in good faith and make changes to the program that will ensure the new licensing program is appropriately designed to protect Canadian consumers and the ability to serve them.
If this new licensing program is implemented under the terms set forth in the agreements, we believe it would increase the cost, time and ability of applicants to obtain their life insurance licenses in Canada. In 2013, Canadian operations represented approximately 7% of our new life-licensed representatives, approximately 10% of our total life-licensed representatives (at year-end) and approximately 9% of our life insurance policies issued during the year. We estimate that our Canadian Term Life Insurance business contributed income from continuing operations before income taxes of approximately 13% of our consolidated 2013 income from continuing operations before income taxes. At this time, we cannot quantify the impact of the new licensing program on us. However, we believe the program could result in a significant decline in the number of our new life-licensed representatives in Canada and ultimately the size of our life-licensed sales force. This could lower new life insurance sales and over time lower the size of our in-force life insurance premium and materially adversely affect our Canadian Term Life Insurance business.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2014		PRIMERICA, INC.

	By:	/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel